NAME CHANGE AMENDMENT

to the Reinsurance Agreements (the "Agreements") listed in the attached Exhibit I, between CENTURY LIFE OF AMERICA OF Waverly, Iowa, ("Ceding Company," "REINSURED" or "Confidant"), hereinafter referred to collectively as the REINSURED and THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana, ("Lincoln" or "LINCOLN") hereinafter referred to collectively as the LINCOLN.

         WHEREAS, the REINSURED has notified LINCOLN that effective the thirty-first day of December, 1996, it shall change its corporate name.

     Now THEREFORE, the parties agree to the following:

     1. Effective the thirty-first day of December, 1996, the REINSURED under the Agreements listed in the attached Exhibit I shall refer to CUNA Mutual Life Insurance company of Waverly, Iowa.

     2. The provisions of this amendment shall be subject to all the terms and conditions of the Agreements which do not conflict with the terms hereof.

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CUNA MUTUAL LIFE INSURANCE COMPANY

Signed at  Waverly Iowa
          ---------------------------

By  /s/ Robert M. Buckingham                  By  /s/ Becky Winkey
   ----------------------------------            -------------------------------

Title  Vice President                         Title  Valuation Manager
      -------------------------------               ----------------------------

Date  11/20/96                                Date  11/19/96
     --------------------------------              -----------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Signed at Fort wayne, Indiana

By  /s/ Neal Arnold                           By  /s/ Elena Gilev
   ----------------------------------            -------------------------------
           Vice President                               Assistant Secretary

Date  11/7/96                                 Date  November 5/1996
     --------------------------------              -----------------------------

961741/762/H1ONPTSM
See Exhibit I

                                   EXHIBIT  I
                                   ----------

                                                       Agreement
Agreement Number/                                    Effective Date
Revision  Number         Type of Agreement          from      through
-----------------        -----------------          ----      -------

      02/06             Modified Coinsurance       09/01/43   07/31/56
      03/03           Risk Premium Reinsurance     08/01/56   02/29/68
      04/03           Risk Premium Reinsurance     03/01/68   08/31/70
      05/16           Risk Premium Reinsurance     09/01/70   12/31/81
      06/05                  Group Life            02/01/80   12/31/86
      07/13           Risk Premium Reinsurance     01/01/82      --
      08/20           Risk Premium Reinsurance     09/01/83      --
      09/03               Individual Health        01/01/84      --
      10/08                  Group Life            01/01/87      --
      11/08                 Coinsurance            01/01/87      --
      12/01               Confidentiality          10/16/89      --

961741/762/H1ONPTSM
See Exhibit I